UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Crown Castle Inc.

(Name of Registrant as Specified in Its Charter)

BOOTS PARALLEL 1, LP

BOOTS, LP

BOOTS GP, LLC

BOOTS CAPITAL MANAGEMENT, LLC

4M MANAGEMENT PARTNERS, LLC

4M INVESTMENTS, LLC

WRCB, L.P.

CHARLES CAMPBELL GREEN III

DAVID P. WHEELER

THEODORE B. MILLER, JR.

TRIPP H. RICE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 20, 2024, Theodore B. Miller, Jr., on behalf of Boots Capital Management, LLC (“Boots Capital”) and together with the other Participants named herein, issued a press release relating to Crown Castle Inc., a Delaware Corporation (“Crown Castle” or the “Corporation”), a copy of which is set forth below. Copies of additional materials and communications with the Corporation are filed as exhibits herewith.

Crown Castle Inc. Founder Ted B. Miller
Leads Slate of Four Highly Qualified Directors for Board of Crown Castle Inc.

Miller and Nominees Are Committed To Restoring Urgency,
Operational Excellence and Shareholder Confidence in Crown Castle

Miller and Nominees Bring a Detailed Plan for Optimizing Crown Castle’s Fiber Assets, and Materially Improving Operations, Go-To-Market Strategy and Customer Innovation

Strategic Plan Financial Targets:

AFFO After Discretionary Capex of $2.2 Billion by 2025

Drive EBITDA Margin Per Tower From 70% Toward 75-80%, In Line With Crown Castle’s Peers American Tower and SBA

A Highly Sustainable Dividend Policy To Build Long-Term Value

Annual Interest Cost Savings of $330 Million – In Excess of Expected Churn Costs from Expiring Sprint Contract

A Target Share Price of $150-$160 Based on 2026 Ebitda Projections

Miller and Co-Investors Have Economic Position of $100 Million in Crown Castle

Miller and Nominees Also Urge Crown Castle to Put the Company’s Coercive and Disenfranchising Agreement With Elliott Management to a Shareholder Vote

HOUSTON, February 20, 2024 – Ted B. Miller, the founder of Crown Castle Inc. (NYSE: CCI) (“Crown Castle” or the “Company”) has nominated a slate of four director nominees to the Crown Castle board of directors (the “Board”). Their full biographical information is available at the end of this release. Below is the text of a letter sent by Mr. Miller, on behalf of his investment vehicle Boots Capital Management, to the Crown Castle Chairman, P. Robert Bartolo.

Dear Rob:

This is a pivotal moment for the future of the company I founded, Crown Castle Inc. Like you, I believe that Crown Castle must be rebooted after the shameful adventure into fiber, which has cost investors tens of billions and turned the global industry-leader into a ridiculed laggard.

But raising questions is not the same as answering them. While Elliott Investment Management L.P. (“Elliott”) and the Board have brought on new directors and hopeful concepts about the future, my six months of discussions with the largest fundamental shareholders, customers and employees surfaced the same plea: Crown Castle lacks leadership, expertise, vision and urgency. It needs a plan.

The CEO has resigned, the current CFO has resigned and un-resigned, there is a revolving door of fiber leadership, the EVP/COO of Towers has left, a major employee location has been shuttered and reopened, the company still trades at a 15-20% enterprise-value discount to peers, and the share price reflects skepticism about a potential fiber sale and what comes after.

Well, we’ve got a plan.

A plan that brings leadership, expertise, vision and urgency. We have readied world-class tower know-how – across every aspect of the business – to execute that plan and act as the single best insurance policy for Crown Castle’s long-suffering shareholders.

I would serve as Executive Chairman, and Chuck, Tripp and David as directors. We would help the Board and collaborate with both the interim and new CEO to accomplish the following objectives for all stakeholders:

1.	Get fiber sold. My fellow nominees and I have spent the last six months and $5 million in direct, personal cost, dissecting every dimension of the fiber transaction including leading a due diligence process with 25 prospective buyers and financing sources to increase speed and certainty of a transaction for Crown Castle’s benefit. We have analyzed the status and financing capacity of each potential buyer, the optimal buyer structure, carveout economics, and go-forward financials for Crown Castle. In our discussions with the Board, not one Board member ever asked to see this extensive work.

The fiber and small-cell assets are of high quality, and our model anticipates Crown Castle retaining a minority interest, but it’s clear they belong in the hands of operators who are most comfortable in that business. Our models showed that Crown Castle could go all the way to 2050 and never earn back its own cost of capital. Sadly, the facts show that Crown Castle would be worth tens of billions more today if it had simply held on to its international towers and never ventured into fiber.

2.	Capture tax benefits. We have detailed to you and the broader Board the need for the completion of the fiber transaction in 2024. There are significant tax benefits, estimated by our accounting advisers at $1 billion-plus, that expire at the end of 2024.

3.	Relentlessly focus as a pure-play US TowerCo. Freed from fiber, Crown Castle becomes a pure-play US tower company, with what should be a substantially attractive trading multiple that we estimate at 25 times Ebitda. This will finally close the decade-long valuation gap between Crown Castle and SBA Communications Corp. and American Tower Corp.

4.	Buyback shares. Add in $1.9 billion of buybacks from the proceeds of the fiber sale and enhance near-term and future shareholder returns.

5.	Run the company much more efficiently. In 2013, Crown Castle owned 40,000 towers and employed 1,400. Today it still owns 40,000 towers and employs 2,200 people across that business line, even after a 750-person reduction. How can the Company have gotten less efficient over time given so many advances in technology? Elliott has rightly had similar observations.

We will drive change to improve this. I founded this company and this industry. And I have devoted the last two decades of my life to advancing the technology that serves this industry. With this direct, functional knowledge we intend to use digital-twin and AI technology to reduce customer rebalance and rollout times, while reducing service costs by an estimated 40% during the tower lifecycle. Currently Crown Castle has 18 towers for each employee, the worst among the major three providers. We target taking that number to 23 for each employee by 2026 which is in line with AMT’s US tower operations. We believe additional gains can be achieved because Crown Castle operated in 2013 with 29 towers per employee.

6.	Repair a broken company culture. I founded this company with the hard work and shared values of dedicated employees. I have been horrified by the stories employees have conveyed to me over the last six months. In my opinion, their public comments show a company rotting from the top, managed by financial engineers and not actual operators. With interest rates having changed so drastically, this financial-engineering chapter of Crown Castle’s life is over. It is time to get back to operational basics. And I am ready to be the principled leader – supporting both the interim and new CEO – to help fill this vacuum. Restoring a positive and productive company culture is essential to driving shareholder value.

7.	Build a better go-to-market relationship with carriers. We are also focused on creating value over a longer 24 to 36 month period. Once we spend the next two years fixing Crown Castle, we have a longer-term detailed approach to help customers access new communications infrastructure that captures immense opportunities in edge compute, Internet of Things, satellite connectivity, private networks, public services and autonomous transportation.

8.	Delivering materially improved financials. Clearing a fiber transaction, running a tighter organization, and paying down debt has material financial benefits for all shareholders. That includes our projections to:

Take AFFO after discretionary CapEx to over $5 per share by 2025, up from its current $3 per share.

Take AFFO after Discretionary Capex and Dividend from a $1.3 billion DEFICIT to a positive $200 million.

Drive EBITDA Margin per tower from 70% toward 75-80% in line with Crown Castle’s peers AMT and SBA.

The current dividend is funded with debt and, in my view, is unsustainable. Our plan is to payout 90%, translating to a dividend of $4.62/share in 2025 with annual growth of 6-7%. This is accomplished with 5.4x leverage to maintain the Company’s investment grade status.

Reduce total debt to approximately $17 billion, freeing up capacity for future initiatives once we get the house in order over the next two-plus years.

Pay off all floating rate debt eliminating interest rate exposure for the Company.

Paydown/buyout $4 billion of fixed rate debt and reduce fixed rate maturities between now and 2026 by 15%.

The bottom line for shareholders: We estimate that this detailed plan supports 2026 Ebitda that takes Crown Castle shares to $150 to $160.

•

It is my direct experience – in the lab and field, responding directly to customers – which made me see both the failings of Crown Castle’s management and the virtues of a business that Elliott rightly describes as one of the best businesses in the world.

Knowing the potential locked inside Crown Castle, I have never been more excited about an investment opportunity for all stakeholders. It’s why I’ve got real skin in the game -- $100 million of capital from myself and select investors – to aid this transformation. This is a sum greater than the entire 12-person Board’s company-granted holdings in Crown Castle, and it is a far greater amount than their personal purchases.

And unlike common hedge fund practice, our position is not hedged in a way that minimizes or fully eliminates true economic exposure. We deeply believe in what this company can and should be.

We shared our 39-page plan (a redacted version of which we are releasing today) with you on a 90-minute Board call on January 30. Perhaps most revealing was that during my Board interview, one director questioned whether we were “too in the weeds.”

It was a poignant remark from a Board that only met four times a year in both 2021 and 2022, the latter of which was a period when the stock lost 35% of its value. American Tower directors met 18 times in that same period.

Yes, we’re in the weeds. It’s what shareholders expect and demand of their Board. Board members should be also.

•

It's important we address stakeholders on another major factor in this situation: The Board’s settlement and Cooperation Agreement with Elliott. While it does not have our tower expertise or our fiber due diligence, Elliott has insights and sophistication which we value around the board table.

Standstill agreements are of course common. But we still find that the bargain struck between the Board and this investor presents real concerns. Major shareholders to whom we’ve spoken are troubled and want an explanation as to why the agreement was struck prior to the nomination window, and why our communications with the Board were ignored going back to August, 2023, and in December in advance of the Elliott agreement.

What’s more, the Cooperation Agreement enshrines Elliott as the de facto controller of the Company, with direct influence at the board level and across the committees that control Crown Castle’s strategic future. (We are attaching our earlier attorney letter that more fully outlines these deficiencies.)

Our fear is that this bargain with Elliott deprived shareholders of what was best for the Company, not just what was expedient for the directors. That became clear when one Crown Castle official told us early in our discussions, that you wished we “had gotten there a few weeks before” the agreement with Elliott.

The Company has offered stockholders no explanation for the Board’s decision to give Elliott such dominance, nor has it reassured stockholders that Elliott is sufficiently disinterested to act with the best interests of all stockholders, stakeholders and employees in mind.

Surely, they would also like to know the full background of Elliott’s economic exposure to Crown Castle and, as suggested by some in our research, has any intentions of financing a fiber carve-out.

The facts get even more upsetting for long-term shareholders. Just 85 days ago, Elliott touted its “investment of approximately $2 billion” in Crown Castle. The most recent 13(f) filing lists Elliott’s investment at $141 million. That means that before the nomination window even closed on February 17, Elliott shed 93% of its stated investment exposure. It’s even possible that Elliott could exit its position entirely before the shareholder vote. Remarkably, the Crown Castle Board did not specifically require Elliott maintain ownership thresholds to keep these privileges.

There is a straightforward solution to all this: Promptly submit the Cooperation Agreement to a stockholder vote. Doing so would resolve any concerns about transparency and make clear that the Board will reflect the will of all stockholders, not just Elliott. Doing so is also the best way to forestall litigation, costly distraction, and potential delay of a fiber sale, all of which would prevent the Company from realizing significant value for its stockholders.

•

To improve the prospects for all Crown Castle shareholders, I have nominated four directors to the board. Myself; Chuck Green, one of the world’s leading authorities on tower operations and economics and the Crown Castle CFO at the time of the Company’s IPO in 1998; Tripp Rice, from my family office 4M investments and my son-in-law, who has built our investment thesis from the ground up with extensive understanding of CCI’s operational and financial problems and opportunities; and David Wheeler, one of the most sophisticated students of tower finance from a 35+-year career at Credit Suisse and other leading institutions. Each of their bios is appended to this letter.

•

Rob, I welcome a personal dialogue that has eluded us since August. No director even had the courtesy to tell me directly our nominations were not recommended by the Board.

We hope to find a consensual way to bring our best resources to help a company that is in my bones and that I love. This love compels me to take this step, on behalf of confused employees, frustrated customers, and disappointed shareholders. We’ve got the plan to make things right again.

•

ADVISERS

Strategic: Woolery & Co.

Legal: Cadwalader, Wickersham & Taft LLP

Proxy Solicitor: Morrow Sodali LLP

Communications: Gasthalter & Co.

INVESTOR AND MEDIA CONTACTS

Investors:

Morrow Sodali

By Phone: 1-800-662-5200 or 203-658-9400

By Email: Boots@info.morrowsodali.com

Media:

Jonathan Gasthalter/Nathaniel Garnick/Grace Cartwright

Gasthalter & Co.

By Phone: 212-257-4170

By Email: bootscapital@gasthalter.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe the Participants’ (as defined below) objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Boots Capital (as defined below) or any of the other Participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Boots Capital or the other Participants that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Boots Capital nor any Participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Boots Capital and the other Participants do not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Boots Capital and the other Participants (as defined below) intend to file a preliminary proxy statement and accompanying GOLD universal proxy card (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of shareholders (the “2024 Annual Meeting”) of Crown Castle Inc., a Delaware corporation (“Crown Castle” or the “Corporation”).

The participants in the proxy solicitation are currently anticipated to be Boots Parallel 1, LP, Boots, LP (and together with Boots Parallel 1, LP, the “Boots Funds”), Boots Capital Management, LLC (“Boots Capital”), Boots GP, LLC (“Boots GP”), 4M Management Partners, LLC (“4M Management Partners”), 4M Investments, LLC (“4M Investments”), WRCB, L.P. (“WRCB”), Theodore B. Miller, Jr. and Tripp H. Rice (collectively, the “Boots Parties”); and Charles Campbell Green III and David P. Wheeler (together with Mr. Miller and Mr. Rice, the “Boots Nominees,” and together with the Boots Parties, the “Participants”).

Boots GP, as the general partner of each of the Boots Funds, and 4M Management Partners, as the investment advisor of each of the Boots Funds, may each be deemed to beneficially own interests in an aggregate of 784,009 shares of the Corporation’s common stock, $0.01 par value (the “Common Stock”) held in the Boots Funds (including interests in 182,997 shares of Common Stock underlying over-the-counter forward purchase contracts and interests in 601,012 shares of Common Stock underlying over-the-counter share option contracts). WRCB beneficially owns interests in 135 shares of Common Stock underlying a call option. Mr. Miller has direct ownership of 200 shares of Common Stock, which includes 100 shares of Common Stock held of record and 100 shares of Common Stock held of record as tenant in common with his wife. In addition, Mr. Miller may be deemed to beneficially own interests in an aggregate of 784,716.958 shares of Common Stock (which includes interests in 784,009 shares of Common Stock held by the Boots Funds, which Mr. Miller may be deemed to beneficially own as the President and managing member of 4M Management Partners and a Manager and the President of Boots GP, interests in 400 shares of Common Stock underlying call options owned beneficially and as a tenant in common with his wife, interests in 135 shares of Common Stock underlying a call option owned beneficially by WRCB, which Mr. Miller may be deemed to beneficially own as sole member of one of the general partners of WRCB, and 172.958 shares of Common Stock held through the Corporation’s 401(k) Plan in the Crown Castle Stock Fund. Mr. Rice is the record holder of 100 shares of Common Stock and, as the Vice President of 4M Management Partners and a Manager and the Vice President of Boots GP, Mr. Rice may be deemed to beneficially own interests in 784,009 shares of Common Stock held by the Boots Funds. Mr. Green beneficially owns 1,736 shares of Common Stock in joint tenancy with his wife. All of the foregoing information is as of the date hereof unless otherwise disclosed.

IMPORTANT INFORMATION AND WHERE TO FIND IT

BOOTS CAPITAL STRONGLY ADVISES ALL SHAREHOLDERS OF CROWN CASTLE TO READ THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, AS WELL AS PROXY MATERIALS FILED BY CROWN CASTLE AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

DIRECTOR BIOGRAPHIES

TED B. MILLER, 72

Ted B. Miller, Jr. is a lawyer and accountant by education and began his career with Ernst & Young LLP. He has been President of 4M Investments, LLC since 2001, which is an international private investment company that owns, manages and develops office, retail, hotel and distribution space across the US as well as telecommunications infrastructure and technology relevant to infrastructure and real estate. Mr. Miller founded Crown Castle in 1994, a global wireless communications infrastructure company, and served as the Company’s Chief Executive Officer from 1994 until 2002. He also served as the Company’s Chairman from 1999 to 2002.

In 1994, Mr. Miller founded Intercomp Technologies, LLC (dba Intercomp5 Global Services), a privately held business process outsourcing company with operations throughout Eurasia. He was the Chairman and majority shareholder of the company until the company was sold to Elbrus Capital in October 2013. Mr. Miller was also the founder of M7 Aerospace, LP, a privately held aerospace service, manufacturing and technology company, and served as the company’s Chairman and majority shareholder from 2003 until the company was sold to Elbit Systems of America (NASDAQ:ESLT) in December 2010. He was a shareholder and served as a member of the board of directors of Affiliated Computer Services, Inc. (NYSE:ACS), a global business process outsourcing company employing over 70,000 employees with a $6 billion market capitalization, from November 2008 until the acquisition of the company by Xerox Corporation (NYSE:XRX) in February 2010. Mr. Miller was also a shareholder and board member of Airgas, Inc. (NYSE:ARG) from 2010 to 2016, which is a supplier of industrial, medical and other specialty gases. Airgas was sold to Air Liquide in May 2016 for $14 billion.

He founded each of Visual Intelligence, LP, a privately held imaging technologies company, and 4M HR Logistics, LLC, a government and defense contractor and aviation staffing business, in 1999 and 2003, respectively. Mr. Miller is the majority shareholder and has served as the Chairman of both Visual Intelligence, LP and 4M HR Logistics, LLC since inception. Since 2022, he has also served as a board member and shareholder of PowerX Technology Ltd, a software development company that leverages artificial intelligence to automate the management of infrastructure power consumption for TowerCos and mobile network operators (MNOs).

Additionally, Mr. Miller has been a board member and advisor to the Autonomy Institute since 2020, which is cooperative research consortium aligning government, industry, academia and the public to create policies, markets, jobs and community benefits of autonomy to build intelligent, digital and autonomous infrastructure for the 21st Century. He has served, since 2023, as the President of 4M Management Partners, LLC, which is the investment advisor to two investment funds, Boots Parallel 1, LP and Boots, LP. Mr. Miller received a Bachelor of Business Administration in 1973 from The University of Texas (Austin) and a Juris Doctor from Louisiana State University in 1976.

Tripp H. Rice, 40

Tripp H. Rice has more than 18 years in investing and financial roles across a range of businesses. His career started as an analyst at Bear, Stearns & Co., an investment banking, securities trading and brokerage firm, from 2006 to 2008. During this period, Mr. Rice worked in leveraged finance, where he developed financial models, performed industry research and wrote capital commitment committee memorandum for leveraged buyouts and acquisitions of non-investment grade companies across industry verticals. In 2008, Mr. Rice transitioned to a principal investing role as an Associate at Wellspring Capital Management, a private equity firm, where he was responsible for investment due diligence, underwriting and execution. In 2011, he transitioned from Wellspring Capital Management to work for Tulcan, L.P., a family office investing firm. While at Tulcan Mr. Rice continued his responsibilities as an investment professional including valuation, due diligence, execution and monitoring for private equity style investments.

Following Tulcan, Mr. Rice transitioned to his current employer, 4M Investments, LLC (“4M”) in 2014 where he currently holds the title of Partner. In his role with 4M he continues to be responsible for investment due diligence, underwriting and execution. Mr. Rice’s responsibilities stretch across various investments: (i) evaluation of telecommunication companies globally across the capital structure including the US, Europe, Asia, Australia, Eastern Europe, Africa (ii) BC Business Park GP, LLC, a real estate development company, where he serves as a Vice President overseeing all aspects of strategy, financing and execution, (iii) Park Ten GP, LLC, a real estate development company, where he serves as Secretary overseeing all aspects of strategy, financing and execution, (iv) 4M HR Logistics, LLC, an international government and defense contractor and aviation business, where he has served as President, Chief Financial Officer and Board Member since 2014, (v) Visual Intelligence, LP, an international imaging technologies company focused on automating telecommunications workflows using digital twins, where he has served as President, Chief Financial Officer and Board Member since 2016 and (vi) PowerX Technology Ltd, which leverages artificial intelligence to automate the management of infrastructure power consumption for TowerCos and mobile network operators (MNOs), where he has served as an Advisory Board Member since 2023. Furthermore, Mr. Rice has served, since 2023, as the Vice President of 4M Management Partners, LLC, which is the investment advisor to two investment funds, Boots Parallel 1, LP and Boots, LP. Overall, during his career Mr. Rice has spent considerable time in financial, executive and board level positions, engaging with all stakeholders. To execute in these various capacities, he has worked with a variety of subject matter expert service providers, including investment banking, finance, legal, accounting, tax and operations.

Mr. Rice received a Bachelor of Science in Commerce degree with Distinction (concentrations in finance and management) from the University of Virginia in 2006.

Charles C. Green III, 77

Charles H. Green is an esteemed industry leader with over 50 years of comprehensive experience across asset management (VP, JP Morgan 13 years), commercial property development President, Treptow Development Company 10 years), oil and gas (President, Torch Energy Advisers 8 years), and telecommunications.

Over the course of his 26-year tenure in the tower industry, he has overseen 23 tower Sale/Leaseback and carve-out transactions in 15 countries spanning 4 continents.

In the capacities as CEO or CFO, Mr. Green has built and managed large-scale tower operations globally. Notably, as the founding CFO, Global Head of Finance, and EVP at Crown Castle International (CCI), the world's first tower company, he played a pivotal role in the company's success. During his tenure from 1997-2001, he raised capital exceeding $5.5 billion, executed 10 significant sale/leaseback and master lease transactions, and led CCI's successful IPO on NASDAQ, followed by its transition to the NYSE.

Charles led the Tower Company Industry into Africa in 2005, co-founding Helios Towers Nigeria, the first TowerCo in Africa. Serving as an advisor and Non-Executive Director for a decade, he contributed to the company's growth until its acquisition by IHS Towers in 2016. In 2009, he co-founded Helios Towers Africa Ltd, and led its development into a $2 billion LSE listed company, operating over 7,000 sites across 5 markets in 2017. Charles advised Axiata Group on the carveout of their towers in 2012 and ultimately served as an executive mentor and Non-Executive Director of Edotco Group, the largest Tower Company in South Asia (over 31,500 towers), from 2013 to 2022, contributing to its strategic committees. He also served as a distinguished member of the Supervisory Board of Vantage Towers AG overseeing 84,600 towers, the largest towerco in Europe. Notably he chaired the Audit, Risk and Compliance Committee, playing a key role in guiding the company through its IPO on the Frankfurt Stock Exchange in March 2022.

His leadership continued until the Company’s acquisition by Oak Holdings, a KKR/GIP consortium in July, 2023. In collaboration with the IFC, Mr. Green served as Launch CEO and Chair of the tower industry advocacy firm, International Digital Infrastructure Alliance (IDIA) from 2019 to 2020 when it was merged with Small Cell Forum.

Charles currently serves as Director of PowerX Technology, where he leverages his expertise in large-scale data analytics and artificial intelligence (AI) innovation to enhance mobile tower operational performance. Additionally, he holds key positions as a Senior Advisor and Non-Executive Director for Pinnacle Towers Pte Ltd, in partnership with KKR, and serves as Co-founder and Vice Chair of Amane Towers SA and as designated Vice Chair of Digital Holdings Limited, the parent of TASC Towers, the largest towerco in MENA. His advisory role extends to Delmec Engineering Ltd. Charles’s career has earned him industry recognition, including the inaugural Lifetime Achievement Award in the Tower Industry by TowerXchange in 2016 and acknowledgment as a TowerXchange Top 20 Industry Executive in 2020.

Commencing his professional career at JP Morgan Asset Management in 1969, Charles holds BBA and MBA degrees from The University of Texas at Austin and is a Chartered Financial Analyst (CFA).

David P. Wheeler, 71

David P. Wheeler has more than 45 years of investment banking experience. Mr. Wheeler has served as a senior international financial advisor and independent director and has extensive expertise in the media and telecom industries. Mr. Wheeler has been a pioneer in the tower industry, having advised on the first ever significant European tower transaction for Castle Communications’ purchase of the BBC Transmission Division, which was financed by the first ever £ denominated high yield bond. He also led the Credit Suisse team which acted as Global Coordinator on the first ever European tower IPO for RaiWay Italy in 2014. Throughout his career, Mr. Wheeler has provided trusted, strategic, and tactical advice to senior management, aiding boards in navigating strategic and financial challenges and opportunities.

Additionally, he has served as a coach and mentor to CEOs and CFOs, offering thoughtful and informed counsel. As a board member and an advisor, Mr. Wheeler has experience in team building, motivation, negotiation and conflict resolution.

Mr. Wheeler began his career at J.P. Morgan Chase & Co. and served as a Managing Director of the Strategic Advisory Group from 1989 to 1991. From 1991 to 1996 he worked as a Managing Director in the Investment Banking Division of Lehman Brothers Inc., where he built the European Media & Telecommunications Group from zero to 25 bankers in four years.

He transitioned from Lehman Brothers Inc. to Credit Suisse / Credit Suisse First Boston in 1996 and spent the next 27 years until 2023 building the European Media & Telecommunications Group, first as a Managing Director and then as Vice Chairman of Credit Suisse Europe and Chairman of the group. As the Chairman of the European Investment Banking Committee, Mr. Wheeler was responsible for approving new clients, valuations and fairness opinions and securities underwritings and ensuring deal teams have undertaken appropriate due diligence, adequacy of disclosure and sound analysis.

He acts as a Senior Advisor and Chairman at Bartons Family Capital since 2022.

Mr. Wheeler has served as a Senior Advisor to Committed Capital Ltd (“Committed Capital”), a development and growth capital investment fund, since 2013. In that role he identifies and introduces investors, source investment opportunities and review investment proposals. He has been a Board Member of DK Group NV (“DK Group”) since 2007, which is a significant shareholder in a development-stage sustainable ship-design technology company.

From 2009 to 2018, Mr. Wheeler served as the Lead Independent Director and the Chairman of the Executive Committee of Orbit Showtime Networks (“OSN”), which was the largest media company in the Middle East & North Africa. The Executive Committee of OSN includes the functions of Remuneration and Nomination Committees. From 2008 to 2015 he served as the Chairman of the Advisory Board of O-Zone Networks PVT Ltd (“O-Zone Networks”), India’s largest WiFi operator. He served as a Board Member and the Chairman of the Compensation Committee of Miniweb Interactive Ltd (“Miniweb”) from 2007 to 2011, which is the management buyout of Sky TV’s research and development department.

From 2002 to 2005 Mr. Wheeler served as the Vice Chairman and a Board Member of the European Competitive Telecommunications Association, which is a leading industry organization for European alternative telecom operators. In 2001, he served as a Board Member of Deutsche Telekom Mobile Netherlands (Ben NL) (“Deutsche Telekom Mobile Netherlands”), a leading integrated telecommunications company. Mr. Wheeler also served as a Trustee, Vice Chair of the Board and Chairman of the Development Committee of Bowdoin College from 2003 to 2023.

Mr. Wheeler received a Bachelor of Arts, summa cum laude, from Bowdoin College and a Masters of Business Administration in Finance from the Wharton Business School of the University of Pennsylvania.

©2024 | Strictly Confidential - Do Not Transfer or Reproduce PROJECT BOOTS Important Information CERTAIN INFORMATION CONCERNING THE PARTICIPANTS Boots Capital Management, LLC (“Boots Capital”) and the other Participants (as defined below) intend to file a preliminary proxy statement and accompanying GOLD universal proxy card (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of shareholders (the “2024 Annual Meeting”) of Crown Castle Inc., a Delaware corporation (“Crown Castle” or the “Corporation”). The participants in the proxy solicitation are currently anticipated to be Boots Parallel 1, LP, Boots, LP (and together with Boots Parallel 1, LP, the “Boots Funds”), Boots Capital Management, LLC (“Boots Capital”), Boots GP, LLC (“Boots GP”), 4M Management Partners, LLC (“4M Management Partners”), 4M Investments, LLC (“4M Investments”), WRCB, L.P. (“WRCB”), Theodore B. Miller, Jr. and Tripp H. Rice (collectively, the “Boots Parties”); and Charles Campbell Green III and David P. Wheeler (together with Mr. Miller and Mr. Rice, the “Boots Nominees,” and together with the Boots Parties, the “Participants”). Boots GP, as the general partner of each of the Boots Funds, and 4M Management Partners, as the investment advisor of each of the Boots Funds, may each be deemed to beneficially own interests in an aggregate of 784,009 shares of the Corporation’s common stock, $0.01 par value (the “Common Stock”) held in the Boots Funds (including interests in 182,997 shares of Common Stock underlying over-the-counter forward purchase contracts and interests in 601,012 shares of Common Stock underlying over-the-counter share option contracts). WRCB beneficially owns interests in 135 shares of Common Stock underlying a call option. Mr. Miller has direct ownership of 200 shares of Common Stock, which includes 100 shares of Common Stock held of record and 100 shares of Common Stock held of record as tenant in common with his wife. In addition, Mr. Miller may be deemed to beneficially own interests in an aggregate of 784,716.958 shares of Common Stock (which includes interests in 784,009 shares of Common Stock held by the Boots Funds, which Mr. Miller may be deemed to beneficially own as the President and managing member of 4M Management Partners and a Manager and the President of Boots GP, interests in 400 shares of Common Stock underlying call options owned beneficially and as a tenant in common with his wife, interests in 135 shares of Common Stock underlying a call option owned beneficially by WRCB, which Mr. Miller may be deemed to beneficially own as sole member of one of the general partners of WRCB, and 172.958 shares of Common Stock held through the Corporation’s 401(k) Plan in the Crown Castle Stock Fund. Mr. Rice is the record holder of 100 shares of Common Stock and, as the Vice President of 4M Management Partners and a Manager and the Vice President of Boots GP, Mr. Rice may be deemed to beneficially own interests in 784,009 shares of Common Stock held by the Boots Funds. Mr. Green beneficially owns 1,736 shares of Common Stock in joint tenancy with his wife. All of the foregoing information is as of the date hereof unless otherwise disclosed. IMPORTANT INFORMATION AND WHERE TO FIND IT BOOTS CAPITAL STRONGLY ADVISES ALL SHAREHOLDERS OF CROWN CASTLE TO READ THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, AS WELL AS PROXY MATERIALS FILED BY CROWN CASTLE AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

February 14, 2024

via email and Fedex

Scott A. Barshay, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064

Re:	Crown Castle, Inc.

Dear Scott:

We write on behalf of our clients Theodore B. Miller, Jr. and Boots Capital Management, LLC (“Boots”), a major stockholder of Crown Castle, Inc. (“CCI” or the “Company”), on a matter of mutual concern.

The CCI Board has been presented with an unusual situation. Elliott launched a proxy campaign in July 2020, and by December 2020 the Board announced the addition of three new directors. Crown Castle shares traded in that period at around $170. On November 27, 2023, with Crown Castle shares trading at around $103, Elliott launched its second proxy campaign. Within 17 business days, the Board entered into the December 19, 2023 “Cooperation Agreement” with Elliott, which included a range of substantial governance rights, Board committee deals, side agreements and the appointment of an Elliott senior portfolio manager as a director. Prior to the Cooperation Agreement, Boots reached out to the Company repeatedly, however, the Board did not respond until after the Cooperation Agreement with Elliott was executed.

The resumption of Elliott’s public activist pressure has required the CCI Board to balance any responsive measures against the threat posed by the activist. In our view, the Cooperation Agreement (which could have been called a Domination Agreement), has struck the wrong balance. It has extended Elliott’s influence at the Company from substantial power to almost complete dominance, all in return for Elliott agreeing to vote for the incumbent Board members. Moreover, at the time the Cooperation Agreement was entered into, Elliott was a related party to CCI as a result of its representation on the Board, its share ownership, and its publicly assertive behavior.1 Despite that, according to public record, no Special Committee was designated to negotiate the agreement, and no approval by disinterested shareholders was sought.

Stephen Fraidin Tel +1 212 504-6600 Fax +1 212 504-6666 stephen.fraidin@cwt.com

1 See, e.g., Basho Techs. Holdco B, LLC v. Georgetown Basho Inv’rs, LLC, C.A. No. 11802-VCL, 2018 WL 3326693, at *27 (Del. Ch. July 6, 2018) (“Broader indicia of effective control also play a role in evaluating whether a defendant exercised actual control over a decision. Examples of broader indicia include ownership of a significant equity stake (albeit less than a majority), the right to designate directors (albeit less than a majority), decisional rules in governing documents that enhance the power of minority stockholder or board-level position, and the ability to exercise outsized influence in the board room, such as through high-status roles like CEO, Chairman, or founder.”) (footnotes omitted).

Scott A. Barshay, Esq.

February 14, 2024

Standstill and cooperation agreements are common. They are often sensible approaches to resolving conflicts with activist investors.2 Under these circumstances, the Cooperation Agreement should have been negotiated in a fair process and should have been put to a vote by disinterested CCI shareholders. By failing to do that, the Board has permitted Elliott to dominate CCI, including the possible sale of the Fiber business and the selection of the next CEO.

The Board has now twice appeased a single shareholder by giving Elliott remarkable power and influence over the governance of the Company—power that far outstrips its voting rights as a stockholder and its economic interest in the Company—all to preserve incumbent Board seats and avoid a proxy contest with Elliott. As Mr. Bartolo recently wrote, “[i]n total, 7 of our [12] directors have been appointed to the Board since 2020,” the year when Elliott launched its first campaign. (R. Bartolo Ltr. to T. Miller (Feb. 2, 2024).) At least six of the twelve directors—half of the Board—have either been selected by Elliott or with its direct input and consent. The Cooperation Agreement does more than give Elliott more Board seats. The Board and Elliott also agreed, among other things, that:

2 Although some have been criticized for terms that favor activists at the expense of other shareholders. See, e.g., Lindsey Pelucacci, John C. Coffee Jr. Discusses Agency Costs of Activism, Fordham Law News (Nov. 15, 2017), https://news.law.fordham.edu/blog/2017/11/15/john-c-coffee-jr-discusses-agency-costs-activism/ (quoting Coffee, “Backroom political deals are replacing shareholder elections, and the result is the opposite of democratic”); John C. Coffee Jr., Robert J. Jackson Jr., Joshua R. Mitts, and Robert E. Bishop, Activist Directors and Agency Costs: What Happens When an Activist Director Goes on the Board, 104 Cornell L. Rev. 381 (2019), https://scholarship.law.cornell.edu/clr/vol104/iss2/3.

Scott A. Barshay, Esq.

February 14, 2024

•	the Cooperation Agreement would dictate the composition of the Board and number of directors;

•	Elliott would vote for the Company’s slate of directors and in turn, the Company would recommend Elliott directors as a part of the director slate at the 2024 Annual Meeting;

•	the Board would install an interim CEO-director endorsed by Elliott, Tony Melone;

•	the Board would create a new “Fiber Review Committee” to review “strategic and operational alternatives” for the Fiber business, with three-fifths of the committee comprised of directors appointed in response to Elliott’s proxy campaigns (including an Elliott senior portfolio manager), and a fourth seat filled by the Elliott-endorsed interim CEO; and

•	the Board would create a new “CEO Search Committee” to identify and hire a new CEO, with one-half of the committee comprised of directors appointed in response to Elliott’s proxy campaigns (including an Elliott senior portfolio manager).

The terms of this deal with Elliott present real concerns. The Cooperation Agreement is a defensive measure that was unreasonable and disproportionate to the threat posed by Elliott. Given the lack of progress on Fiber and the overall CCI business deterioration between Elliott’s 2020 and 2023 campaigns, the Board was vulnerable. By committing Elliott to vote for the Company’s slate of directors, the Cooperation Agreement provided the Board security at the cost of dominance by Elliott and at the expense of the voting and participation rights of all other CCI stockholders months in advance of the Company’s February 17th nomination deadline for directors.

Scott A. Barshay, Esq.

February 14, 2024

Stockholders could view the dominance given to Elliott to be unreasonable and disproportionate.3 That dominance includes de facto Board control; a de facto supermajority of the Fiber Review Committee; two of four members of the CEO Search Committee; and an interim CEO who may be beholden to Elliott, who will no doubt have much input when it comes time to select a permanent CEO. The Board could have perceived no risk, stockholders might say, that could justify making such extreme concessions to Elliott without any CCI stockholder input.

Furthermore, the Company has ceded key governance decisions to a single, minority stockholder with outsized influence. The Company has offered stockholders no explanation for the Board’s decision to give Elliott such dominance, nor has it reassured stockholders that Elliott is sufficiently disinterested to act with the best interests of all stockholders in mind.4

There is a straightforward solution to all this: promptly submit the Cooperation Agreement to a stockholder vote. Doing so would resolve any concerns about transparency and make clear that the Board will reflect the will of all stockholders, not just Elliott. Doing so is also the best way to forestall litigation, costly distraction, and potential delay of a Fiber sale, all of which would prevent the Company from realizing significant value for its stockholders.

We thus urge the Board to immediately submit the Cooperation Agreement to a stockholder vote. Until that vote, the Board should refrain from naming a permanent CEO or committing to any transaction overseen by the Fiber Review Committee. This is the best way to clear a path for a timely Fiber sale and a properly functioning Board.

3 Cf. Unocal Corp. v. Mesa Petroleum Co., 493 A.2d 946, 954 (Del. 1985) (“Because of the omnipresent specter that a board may be acting primarily in its own interests, rather than those of the corporation and its shareholders, there is an enhanced duty which calls for judicial examination at the threshold before the protections of the business judgment rule may be conferred.”); Kellner v. AIM ImmunoTech Inc., C.A. No. 2023-0879-LWW, 2023 WL 9002424, at *17 (Del. Ch. Dec. 28, 2023) (“‘Fundamentally, the standard to be applied is one of reasonableness.’ First, the court ‘review[s] whether the board faced a threat ‘to an important corporate interest or to the achievement of a significant corporate benefit.’ Second, the court ‘review[s] whether the board’s response to the threat was reasonable in relation to the threat posed and was not preclusive or coercive to the stockholder franchise.’ The defendants bear the burden of proof.”) (internal citations omitted); Paragon Techs., Inc. v. Cryan, C.A. No. 2023-1013-LWW, 2023 WL 8269200, at *17 (Del. Ch. Nov. 30, 2023) (“The court must consider whether the Board’s actions were ‘draconian, by being either preclusive or coercive,’ and fall ‘within a range of reasonable responses.’”) (internal citations omitted).

4 Further, we understand that Elliott has expressed interest in financing the contemplated sale of the Fiber business. In that eventuality, because that the Board has given Elliott dominance over the Fiber Review Committee, a future Fiber transaction in which Elliott participates will be subject to higher scrutiny under Delaware law.  See, e.g., In re Viacom Inc. S’holders Litig., C.A. No. 2019-0948-JRS, 2020 WL 7711128, at *1 (Del. Ch. Dec. 30, 2020) (“Indeed, when a controlling stockholder engages in self-dealing, she should assume, if challenged, that the court will perform its “ex post review” function with vigor, and that it will generally allow public stockholders who might challenge the self-dealing transaction an opportunity to proceed beyond the pleadings to test the fairness of the transaction.”) This enhanced scrutiny, and attendant litigation, risks delaying execution of a Fiber deal.

Scott A. Barshay, Esq.

February 14, 2024

Time is of the essence here. The deadline for stockholder nominations is quickly approaching and stockholders deserve to know if the Company plans to hold a vote prior to the deadline.

*      *      *

We appreciate the Board’s attention to this important matter. Our client is available to discuss this and any other matter of stockholder concern at the Board’s convenience.

Very truly yours,

/s/ Stephen Fraidin
Stephen Fraidin

SF/jah

cc:	Jonathan M. Watkins, Esq.
(Cadwalader, Wickersham & Taft LLP)

Jaclyn A. Hall, Esq.
(Cadwalader, Wickersham & Taft LLP)

Jim Woolery, Esq.
(Woolery & Co PLLC)

Ted Miller
(Boots Capital Management)

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©202 4 | Strictly Confidential - Do Not Transfer or Reproduce PROJECT BOOTS Disclaimer This communication is being furnished to you by 4M Management Partners, LLC (together with its affiliates, “4M”) on a confidential basis and may not be reproduced or used for any other purpose. Your acceptance of this communication from 4M constitutes your agreement to ( i ) keep confidential all the information contained in this communication, as well as any information derived by you from the information contained in this communication (collectively, the “Confidential Information”) and not di scl ose any such Confidential Information to any other person, (ii) not to use the Confidential Information for purposes of trading a ny security, (iii) not copy this communication without the prior written consent of 4M and (iv) promptly return this communicati on and any copies hereof to 4M, or destroy any electronic copies hereof, in each case subject to any material confidentiality requirements. This communication is for discussion and informational purposes only. The views expressed herein represent th e opinions of 4M as of the date hereof. 4M reserves the right to change or modify any of its opinions expressed herein at any tim e and for any reason and expressly disclaims any obligation to correct, update or revise the information contained herein or to otherwise provide any additional materials. All of the information contained herein is based on or derived from publicly available information with respect to Crown Castle Inc. 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Except for the historical information contained herein, the information and opinions included in this communication constitut e forward - looking statements, including estimates and projections prepared with respect to, among other things, the Company’s anticipated operating performance, the value of the Company’s securities, debt or any related financial instruments that are bas ed upon or relate to the value of securities of the Company (collectively, “Company Securities”), general economic and market conditions and other future events. You should be aware that all forward - looking statements, estimates and projections are inherently uncertain and subject to significant economic, competitive, and other uncertainties and contingencies and have bee n included solely for illustrative purposes. Actual results may differ materially from the information contained herein due to re asons that may or may not be foreseeable. There can be no assurance that the Company Securities will trade at the prices that may be implied herein, and there can be no assurance that any opinion or assumption herein is, or will be proven, correct. If one o r m ore of the risks or uncertainties materialize, or if 4M’s underlying assumptions prove to be incorrect, the actual results may va ry materially from outcomes indicated by any forward - looking statements. Accordingly, forward - looking statements should not be regarded as a representation by 4M that the future plans , estimates or expectations contemplated herein will ever be achieved. This communication and any opinions expressed herein should in no way be viewed as advice on the merits of any investment decision with respect to the Company, the Company Securities or any transaction. This communication is not (and may not be construed to be) legal, tax, investment, financial or other advice. Each recipient should consult their own legal counsel an d t ax and financial advisers as to legal and other matters concerning the information contained herein. This communication does no t purport to be all - inclusive or to contain all of the information that may be relevant to an evaluation of the Company, the Company Securities or the matters described herein. This communication does not constitute (and may not be construed to be) a solicitation or offer by 4M or any of its directors , managers, partners, officers, employees, representatives, advisors or agents to take any action, including to buy or sell any Company Securities or securities of any other person in any jurisdiction or an offer to sell an interest in funds that may be managed by 4M. 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©202 4 | Strictly Confidential - Do Not Transfer or Reproduce PROJECT BOOTS Important Information CERTAIN INFORMATION CONCERNING THE PARTICIPANTS Boots Capital Management, LLC (“Boots Capital”) and the other Participants (as defined below) intend to file a preliminary pr oxy statement and accompanying GOLD universal proxy card (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 202 4 a nnual meeting of shareholders (the “2024 Annual Meeting”) of Crown Castle Inc., a Delaware corporation (“Crown Castle” or the “Corporation”). The participants in the proxy solicitation are currently anticipated to be Boots Parallel 1, LP, Boots, LP (and together with Bo ots Parallel 1, LP, the “Boots Funds”), Boots Capital Management, LLC (“Boots Capital”), Boots GP, LLC (“Boots GP”), 4M Management Partners, LLC (“ 4M Management Partners”), 4M Investments, LLC (“ 4M Investments”), WRCB , L.P. (“ WRCB ”), Theodore B. Miller, Jr. and Tripp H. Rice (collectively, the “Boots Parties”); and Charles Campbell Green III and David P. Wh eel er (together with Mr. Miller and Mr. Rice, the “Boots Nominees,” and together with the Boots Parties, the “Participants”). Boots GP, as the general partner of each of the Boots Funds, and 4M Management Partners, as the investment advisor of each of the Boots Funds, may each be deemed to beneficially own interests in an aggregate of 784,009 shares of the Corporation’s common stock, $0.01 par value (the “Common Stock”) held in the Boots Funds (including interests in 182,997 shares of Common Stock underlying over - the - counter forward purchase contracts and interests in 601,012 shares of Common Stock underlying over - the - counter share option contracts). WRCB beneficially owns interests in 135 shares of Common Stock underlying a call option. Mr. Miller has direct ownership of 200 shares of Common Stock, which includes 100 shares of Common Stock held of record and 100 shares of Common Stock held of record as tenant in common with his wife. In addition, Mr. Miller may be deemed to beneficially own interests in an aggregate of 784,716.958 shares of Common Stock (which includes interests in 784,009 shares of Common Stock held by the Boots Funds, which Mr. Miller may be deemed to beneficially own as the President and managing member of 4M Management Partners and a Manager and the President of Boots GP, interests in 400 shares of Common Stock underlying call options owned beneficially and as a tenant in common with his wife, interests in 135 shares of Common Stock underlying a call option owned beneficially by WRCB , which Mr. Miller may be deemed to beneficially own as sole member of one of the general partners of WRCB , and 172.958 shares of Common Stock held through the Corporation’s 401(k) Plan in the Crown Castle Stock Fund. Mr. Rice is the record holder of 100 shares of Common Stock and, as the Vice President of 4M Management Partners and a Manager and the Vice President of Boots GP, Mr. Rice may be deemed to beneficially own interests in 784,009 shares of Common Stock held by the Boots Funds. Mr. Green beneficially owns 1,736 shares of Common Stock in joint tenancy with his wife. All of the foregoing information is as of the date hereof unless otherwise disclosed. IMPORTANT INFORMATION AND WHERE TO FIND IT BOOTS CAPITAL STRONGLY ADVISES ALL SHAREHOLDERS OF CROWN CASTLE TO READ THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, AS WELL AS PROXY MATERIALS FILED BY CROWN CASTLE AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR. 3

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